EXHIBIT 99.2



                         FORM 4 JOINT FILER INFORMATION


Name:                      Portcullis G.P., LLC

Address:                   c/o Portcullis Partners, LP
                           5 Post Oak Park,
                           4400 Post Oak Parkway, Suite 1450
                           Houston, TX, 77027

Name:                      Portcullis Partners, LP

Address:                   5 Post Oak Park,
                           4400 Post Oak Parkway, Suite 1450
                           Houston, TX, 77027